Exhibit 10(c)

Execution Copy

December 19, 2012

Regis Corporation

7201 Metro Boulevard

Minneapolis, Minnesota 55439

Re: Amendment No. 9 to Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

We refer to the Amended and Restated Private Shelf Agreement dated as of October 3, 2000, as amended by the letter amendment dated as of May 9, 2002, Letter Amendment No. 2 to Amended and Restated Private Shelf Agreement dated as of February 28, 2003, the letter amendment dated April 29, 2005, the letter amendment dated July 6, 2006, the letter amendment dated July 31, 2007, Amendment No. 6 thereto dated as of July 3, 2009, Amendment No. 7 thereto dated as of January 12, 2011 and Amendment No. 8 thereto dated as of April 23, 2012 (as so amended, the “Shelf Agreement”), between Regis Corporation, a Minnesota corporation (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“PIM”), The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey and the other “Prudential Affiliates” which pursuant to the terms thereof have become bound by certain provisions thereof, on the other hand.  Unless otherwise defined herein, the terms defined in the Shelf Agreement shall be used herein as therein defined.

Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Shelf Agreement, the parties hereto agree as follows:

SECTION 1.                         Amendment.  From and after the Effective Date (as defined in Section 2 hereof), the Shelf Agreement and the Notes are amended as follows:

1.1.                            Paragraph 6B of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

“6B.                       [Intentionally Omitted].”

1.2.                            Paragraph 6C(1) of the Shelf Agreement is hereby amended by amending and restating clauses (iv) and (v) thereof to read as follows:

“(iv)                        Liens securing Capital Lease Obligations in an aggregate outstanding amount not to exceed $50,000,000 at any time, provided such Liens attach only to the assets subject to the underlying capital lease; and

(v) Liens securing Indebtedness other than Capital Lease Obligations not otherwise permitted by clauses (i)-(iv) above, provided that (the aggregate amount of Indebtedness secured by Liens pursuant to this clause (v) shall not exceed $20,000,000; and provided, further, that such Liens may not secure the Credit Agreement, the Term Loan Agreement or other Indebtedness to a bank, insurance company or other financial institution.”

1.3.                            Paragraph 6C(2) of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

“6C(2).  Subsidiary Debt.     The Company shall not permit any Subsidiary to incur any Debt if after giving effect thereto (i) paragraph 6A(2) would be violated (as determined on a pro forma basis as of the last day of the previous fiscal quarter) or (ii) the aggregate amount of all Debt of all Subsidiaries that are not Guarantors (as defined in the Amended and Restated Subsidiary Guaranty dated February 23, 2003 by certain Subsidiaries of the Company in favor of the holders of the Notes) would exceed 9.5% of consolidated tangible assets of the Company and its consolidated Subsidiaries, determined as of the end of the most recently ended fiscal quarter.”

1.4.                            Paragraph 6C(3) of the Shelf Agreement is hereby amended by amending and restating clause (vii) thereof to read as follows:

“(vii)                     make or permit to remain outstanding other Investments (including Investments in Joint Ventures) in addition to the foregoing Investments permitted under this Section 6(C)(3); provided that (a) the aggregate amount thereof shall at no time exceed the greater of (1) $200,000,000 and (2) the product of 35% and the difference between (x) consolidated tangible assets of the Company and its consolidated Subsidiaries and (y) the aggregate amount of Investments of the Company and its consolidated Subsidiaries not otherwise permitted by any of clauses (i) through (vi) above, and (b) the aggregate amount thereof made in or to Persons that are not in the same or similar line of business in which the Company and its Subsidiaries are engaged as of June 30, 2011 shall at no time exceed one-third of the amount determined pursuant to the foregoing clause (a).”

1.5.                            Paragraph 6F of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

“6F.                         Restricted Payments.  The Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividend or make any other distribution (whether in cash, securities or other property) on any of its stock or other equity interests or any warrants, options or other rights with respect thereto (any of the foregoing, “Equity Interests”) or (ii) purchase, redeem or otherwise acquire for value any of its Equity Interests, excluding any purchase or redemption of any obligations of the Company with respect to the convertible notes (due 7/14/14) described on Schedule 6F (x) upon the maturity thereof or (y) at the option of the holder thereof, in each case so long as no Default or Event of Default exists or would result therefrom (any such non-excluded

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declaration, payment, distribution, purchase, redemption or other acquisition, a “Restricted Payment”); provided that:

(i)                                     any Subsidiary may declare and pay dividends, and make other distributions, to the Company or any other Subsidiary;

(ii)                                  the Company may declare and pay dividends consisting solely of Equity Interests; and

(iii)                               so long as no Default or Event of Default exists, the Company and its Subsidiaries may make other Restricted Payments; provided that (1) if the Leverage Ratio as of the last day of the most recently ended fiscal quarter was greater than 2.50 to 1.0, then neither the Company nor any Subsidiary will make any Restricted Payment pursuant to this clause (iii) if, after giving effect thereto, the aggregate amount of all such Restricted Payments made during the 12-month period ending on the date of such Restricted Payment would exceed $25,000,000 and (2) the aggregate amount of all such Restricted Payments made on or after December 19, 2012 other than Ordinary Dividends would not exceed $100,000,000.  For purposes hereof, “Ordinary Dividends” shall mean normal, ordinary course, recurring dividends made by the Company on any of its Equity Interests and shall not include special, non-recurring distributions.”

1.6.                            Paragraph 10B of the Shelf Agreement is amended by deleting therefrom the definition of “Net Worth”.

1.7.                            Schedule 6F — Convertible Notes is added to the Shelf Agreement in the form of Schedule 6F — Convertible Notes attached to this letter.

SECTION 2.                         Conditions Precedent.  This letter shall become effective as of the date (the “Effective Date”) when the following conditions have been satisfied:

2.1.                            Documents.  PIM and each holder of the Notes party hereto shall have received original counterparts or, if satisfactory to PIM and such holder, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to PIM and such holder, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)                                     counterparts of this letter duly executed by the Company, the Guarantors and the Required Holder(s) of the Notes of each Series ; and

(ii)                                  a copy of an amendment to the Credit Agreement in form and substance satisfactory to the Required Holder(s), executed by the Company and the requisite lenders thereunder, and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect.

The foregoing documentation should be returned to Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois, 60601-6716, Attention: Scott B. Barnett.

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2.2.                            Representations.  The representations of the Company in Section 3 hereof shall be true and correct as of the Effective Date.

2.3.                            Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Required Holder(s) of each Series, and each holder of the Notes party hereto shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 3.                         Representations and Warranties; No Default.  To induce the holders of the Notes to execute and deliver this letter, the Company represents, warrants and covenants that (1) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of each Company and each Guarantor and this letter has been executed and delivered by a duly authorized officer of each Company and each Guarantor, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, (2) the representations and warranties contained in paragraph 8 of the Shelf Agreement shall be true on and as of the Effective Date, immediately before and after giving effect to the consummation of the transactions contemplated hereby, (3) the Shelf Agreement, as amended hereby, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of the remedy of specific performance, (4) the Subsidiaries of the Company party to this letter represent all of the Subsidiaries of the Company that have joined the Guaranty Agreement (as defined in Section 5 below), (5) there shall exist on the Effective Date no Event of Default or Default, immediately before and after giving effect to the consummation of the transactions contemplated hereby and (6) neither the Company nor any Subsidiary has paid or agreed to pay, and neither the Company nor any Subsidiary will pay or agree to pay, any fees or other consideration for or with respect to the amendment under the Credit Agreement described in Section 2.1(ii).

SECTION 4.                         Reference to and Effect on Shelf _Agreement.  Upon the effectiveness of this letter, each reference to the Shelf Agreement in any other document, instrument or agreement shall mean and be a reference to the Shelf Agreement as modified by this letter.  Except as specifically set forth in Section 1 hereof, the Shelf Agreement and the Notes shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Shelf Agreement or any Note, (b) operate as a waiver of any right, power or remedy of PIM or any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Shelf Agreement or any Note at any time.  The Company acknowledges and agrees that neither PIM nor any holder of any Note is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional amendments or waivers of any type, whether under the same or different circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments and wavier herein.

SECTION 5.                         Reaffirmation.  Each Guarantor (as defined in the Amended and Restated Subsidiary Guaranty dated February 23, 2003 (the “Guaranty Agreement”) by certain

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Subsidiaries of the Company in favor of the holders of the Notes) hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement. Each Guarantor hereby consents to the terms and conditions of this letter and reaffirms its obligations and liabilities under or with respect to the Shelf Agreement and the Notes, each as amended by this letter (including, without limitation, any additional Guaranteed Obligations (as defined in the Guaranty Agreement) resulting from this letter), and the Guaranty Agreement.  Each Guarantor acknowledges that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guaranteed Obligations arising under or in connection with the Shelf Agreement and the Notes, each as amended by this letter.  The execution of this letter shall not operate as a novation, waiver of any right, power or remedy of the holders of the Notes under the Guaranty Agreement.

SECTION 6.                         Expenses.  The Company hereby confirms its obligations under the Shelf Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby.  The obligations of the Company under this Section 6 shall survive transfer by any holder of the Notes of any Note and payment of any Note.

SECTION 7.                         Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 8.                         Counterparts, Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.  The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature pages follow]

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Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUCO LIFE INSURANCE COMPANY

By:	/s/ Dianna D. Carr
Vice President

RGA REINSURANCE COMPANY
MUTUAL OF OMAHA INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
UNION SECURITY INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY
FARMERS NEW WORLD LIFE INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY
SECURITY BENEFIT LIFE INSURANCE COMPANY, INC
BAYSTATE INVESTMENTS, LLC
ING LIFE INSURANCE AND ANNUITY COMPANY
MEDICA HEALTH PLANS
MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Dianna D. Carr
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ Dianna D. Carr
Vice President

[Signature Page to Amendment No. 9 to Amended and Restated Private Shelf Agreement]

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By:	/s/ Dianna D. Carr
Vice President

[Signature Page to Amendment No. 9 to Amended and Restated Private Shelf Agreement]

Agreed as of the date first above written:

REGIS CORPORATION

REGIS INC.

HAIR CLUB FOR MEN, LLC

SUPERCUTS CORPORATE SHOPS, INC.

THE BARBERS HAIRSTYLING FOR MEN & WOMEN, INC.

REGIS CORP.

FIRST CHOICE HAIRCUTTERS (INTERNATIONAL) CORP.

By:	/s/ Steven Spiegel
Steven Spiegel
Chief Financial Officer

[Signature Page to Amendment No. 9 to Amended and Restated Private Shelf Agreement]

SCHEDULE 6F

CONVERTIBLE NOTES

Convertible Notes

Amount	Rate	Due
$172,500,000	5.00%	7/14/14